Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Orchestra BioMed Holdings, Inc. 2025 New Hire Inducement Plan of Orchestra BioMed Holdings, Inc. of our report dated March 31, 2025, with respect to the consolidated financial statements of Orchestra BioMed Holdings, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2024, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania

February 6, 2026